UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 26, 2001

                        5 G WIRELESS COMMUNICATIONS, INC.
                              (Name of Registrant)

  Nevada                               0-28581                  88-0351882064
(State or other jurisdiction         (Commission              (IRS Employer
of incorporation)                     File Number)          Identification No.)


               2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128
                    (Address of principle executive offices)

Registrants telephone number, including area code     (702) 947-4877 ext. 234


                                       N/A

          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

     The Company had 12,750,490 shares of common stock outstanding par value $.001at March 31, 2001.

Transitional Small Business Disclosure Format (check one):


         Yes      [     ]                            No     [  X  ]





Item 1.  Changes in Control of Registrant

         No event to report.

Item 2.  Acquisition or Disposition of  Assets

         No events to report.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Matters

     On March 26, 2001 the Board of Directors appointed Michael Tan to be the President of 5 G Wireless Communications, Inc. Mr. Tan fills a vacancy created by the resignation of Don Boudewyn.

         Below please find a five year biography on Mr. Tan.

     Since 1991, he has held senior management positions on several public companies. He has extensive telecommunication experience in Asian Telecommunications and these include fiber optics development, wireless networks, Voice over Internet Protocol. These companies include Asia Pacific Telecommunications (Canada) which he served a EVP, focusing on build out of paging and voice networks in the Peoples Republic of China since 1992; in 2000 he was appointed President of VOIP Telecom (Voice Over Internet Protocol) which resulted in a major IP telephony contract with China telecom. Mr. Tan brings with him not only extensive knowledge and business acumen, but also a wealth of contracts in both the business and relevant telecommunication communities. Graduated from University of British Columbia with BSc in1989.

Item 7.  Financial Statements

         None.



Exhibits

         None.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.
                                           5 G WIRELESS COMMUNICATIONS, INC..


                                            /s/ Michael Tan
                                            Michael Tan, President





Dated this 13th day of August, 2001.